UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2020

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)
California
(State or Other Jurisdiction of Incorporation)
001-36747	02-0692322
(Commission File Number)	(IRS Employer Identification No.)
12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⎕

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⎕

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EYES	Nasdaq
Warrants	EYESW	Nasdaq

_____________________________________________________________________________________________

Item 1.01      Entry into a Material Definitive Agreement.

On April 30, 2020, Second Sight Medical Products, Inc. (“Second Sight” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity, a division of Fordham Financial Management, Inc., as representative of the underwriters (the “Representative”), pursuant to which the Company agreed to sell to the underwriters in a firm commitment underwritten public offering (the “Offering”) an aggregate of 7,500,000 shares of common stock, no par value per share (the “Shares”), at an Offering price of $1.00 per share.

The Offering closed on May 5, 2020. The net proceeds to the Company from the Offering were approximately $6.8 million after deducting underwriting discounts and commissions and estimated Offering expenses payable by the Company.

The Offering was registered pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-221228) (the “Registration Statement”) and the related base prospectus included in the Registration Statement, as supplemented by the preliminary prospectus supplement dated April 29, 2020 (the “Preliminary Prospectus Supplement”) and the final prospectus supplements dated April 30, 2020, each filed with the SEC on April 29, 2020 and May 1, 2020 (collectively, the “Prospectus Supplement”). The legal opinion and consent of Law Offices of Aaron A. Grunfeld & Associates addressing the validity of the Company’s securities sold in the Offering is filed as Exhibit 5.1 hereto and is incorporated into the Registration Statement.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The underwriters received discounts and commissions of 7.5% of the gross cash proceeds received by the Company from the sale of the Shares in the Offering. The Company issued the Representative and its designees, warrants (the “Representative’s Warrants”) to purchase 375,000 shares of common stock exercisable at $1.25 per share, and reimbursed it $100,000 for its out of pocket expenses, which included fees of counsel to the Representative, subject to compliance with FINRA Rule 5110(f)(2)(D). The Representative’s Warrants are exercisable at any time and from time to time, in whole or in part, during the four and one-half year period commencing October 28, 2020. The Representative’s Warrants also provide for one “piggyback” registration right to each holder with respect to the registration of the shares of common stock underlying the Representative’s Warrants and customary antidilution provisions. The piggyback registration right provided will not be greater than four and one half years from the date of the underwriting agreement related to this offering in compliance with FINRA Rule 5110(f)(2)(G).  The form of Representative’s Warrants is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company’s total expenses of this Offering, which will be payable by us, excluding the underwriters’ discounts and commissions, will be approximately $120,000. The Company intends to use the net proceeds primarily for working capital, that will include reducing vendor payables and accrued employee expense, and general corporate purposes, which may include engaging in partnerships, business combinations, or acquisitions or investing in businesses that may or may not be related to our current operations.

The Company’s executive officers and directors (collectively, the “Affiliates”) have entered into 180 day Lock-Up Agreements with the Representative pursuant to which they have agreed not to sell, transfer, assign or otherwise dispose of the shares of the Company’s common stock owned by them, subject to certain exclusions as set forth therein. The forms of Lock-Up Agreements executed by the Company’s executive officers and directors is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Underwriting Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement. Investors should review that document as well as the Registration Statement and Prospectus Supplement for a complete understanding of the terms and conditions associated with the Offering.

This Current Report contains forward-looking statements that involve risk and uncertainties, such as statements related to the amount of net proceeds expected from the Offering. The risks and uncertainties involved include various risks detailed in the Company’s SEC filings from time to time.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No. Description

1.1	Underwriting Agreement dated April 30, 2020 by and between Second Sight Medical, Inc. and ThinkEquity, a Division of Fordham Financial Management, Inc.
4.1	Form of Representative’s Warrants
5.1	Opinion of Law Offices of Aaron A. Grunfeld & Associates
10.1	Form of Lock-Up Agreement
23.1	Consent of Law Offices of Aaron A. Grunfeld & Associates (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2020

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ John T. Blake

By: John T. Blake

Chief Financial Officer